EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports included in this registration statement and to all references to our Firm included in this registration statement.

         /s/ Arthur Andersen LLP
Arthur Andersen LLP

March 22, 2001
New Orleans, Louisiana